UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Olga Sashcenko

Vasiliy Jukovskiy Str. 3

B2AP38

Kiev 03127 Ukraine

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On February 17, 2015, Forex International Trading Corp. (the “Company”) filed a Certificate of Change (the “Certificate”) with the State of Nevada to effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 1,000 (the “Reverse Stock Split”). Fractional shares that resulted from the Reverse Stock Split will be rounded up to the next highest number. The Certificate was approved by the Board of Directors of the Company. The effective date of the Reverse Stock Split is February 23, 2015

In addition, the Company filed Articles of Merger (the “Articles”) with the Secretary of State of the State of Nevada to effectuate a name change. The Articles were filed to effectuate a merger between Gopher Protocol Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, and the Company, with the Company being the surviving entity. As a result, the Company’s name changed from “Forex International Trading Corp.” to “Gopher Protocol Inc.”.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split will be implemented by FINRA on February 23, 2015. Our symbol on the OTCQB will be FXITD for 20 business days from February 23, 2015 (the “Notification Period”). Our new CUSIP number is 38268V 108. As a result of the name change, our symbol will be changed following the Notification Period.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

3.1	Certificate of Change filed pursuant to NRS 78.209

3.2	Articles of Merger filed pursuant to NRS 92.A.200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/Igwekali Reginald Emmanuel
Name: Igwekali Reginald Emmanuel
Title: CEO, President, Secretary,
Treasurer and Chairman

Date: February 17, 2015